Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FIRST QUARTER EARNINGS
•  Same-store Adjusted EBITDA increased 18%
•  Increases 2014 Outlook

IRVING, Texas…May 1, 2014 - FelCor Lodging Trust Incorporated (NYSE: FCH) reported operating results for the quarter ended March 31, 2014.
Highlights

•	RevPAR for 49 comparable hotels increased 7.0%.

•	Adjusted FFO per share improved from $(0.01) to $0.03.

•	Adjusted EBITDA increased by $3.4 million to $41.1 million, and Same-store Adjusted EBITDA increased by $6.1 million, or 18%, to $39.9 million.

•	Net loss per share improved by $0.09 to $0.20.

•	Two non-strategic hotels were sold for gross proceeds of $41 million. Five other hotels are under contract to sell for gross proceeds of $114 million.
“I am very pleased with our performance in the first quarter. We exceeded our expectations, and RevPAR for our comparable portfolio once again outperformed the industry,” said Richard A. Smith, President and Chief Executive Officer of FelCor. “We have positioned FelCor to deliver sustainable growth by assembling a high-quality and diverse portfolio, and we will continue to leverage our strengths to outperform the industry and drive superior stockholder value.”
Mr. Smith added, “We continue to make very good progress on our balance sheet restructuring and portfolio positioning, with two non-strategic hotels sold so far this year and five others under contract. During 2014, we plan to sell most of our 19 remaining non-strategic hotels and repay our 2014 debt maturities with the proceeds. In addition, the Knickerbocker redevelopment remains on schedule and budget, and we look forward to a strong opening in early fall.”

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Hotel Results

	First Quarter
	2014	2013	Change
Comparable hotels (49)
RevPAR	$112.02	$104.73	7.0%
Total hotel revenue, in millions	$192.6	$180.6	6.6%
Hotel EBITDA, in millions	$44.5	$38.9	14.4%
Hotel EBITDA margin	23.1%	21.5%	158 bps

Wyndham Hotels (8)
RevPAR	$90.99	$88.60	2.7%
Total hotel revenue, in millions	$24.6	$24.0	2.6%
Hotel EBITDA, in millions	$6.1	$5.1	18.8%
Hotel EBITDA margin	24.6%	21.2%	335 bps

Same-store hotels (57)
RevPAR	$108.90	$102.31	6.4%
Total hotel revenue, in millions	$217.2	$204.6	6.2%
Hotel EBITDA, in millions	$50.6	$44.0	15.0%
Hotel EBITDA margin	23.3%	21.5%	178 bps

RevPAR for our 31 comparable core hotels (39 core hotels that exclude Wyndham hotels converted from Holiday Inn on March 1, 2013) increased 7.9% compared to the same period in 2013, while RevPAR for our 18 non-strategic hotels increased 4.5%.
RevPAR for our 49 comparable hotels (31 comparable core hotels plus 18 non-strategic hotels) was $112.02, a 7.0% increase compared to the same period in 2013. The increase reflects a 4.9% increase in ADR to $155.85 and a 2.0% increase in occupancy to 71.9%. Hotel EBITDA for our 49 comparable hotels was $44.5 million, a 14.4% increase, and Hotel EBITDA margin was 23.1% during the quarter, a 158 basis point increase.
The comparable hotels metric that excludes the recently-converted Wyndham hotels is the most appropriate measure to assess the current operating performance of our portfolio. RevPAR for those eight hotels converted to Wyndham in 2013 increased 2.7% for the first quarter compared to the same period in 2013, a significant improvement from the fourth quarter 2013 decline of 11.6%. We expect revenues at these hotels to grow meaningfully during 2014 and beyond, as the transitional disruption subsides. Wyndham Worldwide Corporation has guaranteed minimum annual NOI for the eight hotels over the ten-year term of the management agreement. We do not expect the amount funded by Wyndham under the 2014 guaranty to be significant.
RevPAR for our 57 Same-store hotels (49 comparable hotels plus the recently-converted Wyndham hotels) was $108.90, a 6.4% increase compared to the same period in 2013. The increase reflects a 4.8% increase in ADR to $154.36 and a 1.6% increase in occupancy to 70.5%.

See page 14 for hotel portfolio composition and pages 15 and 20 for more detailed hotel portfolio operating data.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Operating Results

	First Quarter
$ in millions, except for per share information	2014	2013	Change
Same-store Adjusted EBITDA	$39.9	$33.8	18.0%
Adjusted EBITDA	$41.1	$37.7	9.1%
Adjusted FFO per share	$0.03	$(0.01)	$0.04
Net loss per share	$(0.20)	$(0.29)	$0.09

Same-store Adjusted EBITDA was $39.9 million, compared to $33.8 million for the same period in 2013, an 18% increase. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $41.1 million compared to $37.7 million for the same period in 2013, a 9.1% increase.
Adjusted FFO was $4.1 million, or $0.03 per share, compared to a loss of $773,000, or $0.01 per share, in 2013. Net loss attributable to common stockholders was $24.5 million, or $0.20 per share, in 2014, compared to a net loss of $35.9 million, or $0.29 per share, in 2013. Net loss in 2014 included a $5.8 million net gain on asset sales.

EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 17 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Portfolio Repositioning
During 2014, we sold a 232-room Embassy Suites hotel in Atlanta for $17.2 million and a 218-room Embassy Suites hotel in Bloomington, Minnesota, for $24 million. Since December 2010, we have sold 26 non-strategic hotels, for total gross proceeds of $573 million, as part of our portfolio repositioning program.

We also have agreed to sell a 208-room DoubleTree Suites in Charlotte, North Carolina, for $37 million and a 196-room DoubleTree Suites in Dana Point, California, for $32.9 million. In addition, we have executed contracts to sell three hotels for total gross proceeds of $44.0 million. Of the five hotels currently under contract, we expect four to sell during the second quarter and one to sell during the third quarter.

Following the sale of those hotels currently under contract, we will have 14 remaining non-strategic hotels. Of the remaining hotels, we are currently marketing three and expect to begin marketing another hotel later this year. We indirectly own 50% interests in the other 10 non-strategic hotels, which are owned by a joint venture with one of our brand-managers. We have made substantial progress with our partner to unwind that joint venture, as a consequence of which we would own five of those hotels outright (our joint venture partner would own the other five). When the joint venture is unwound (which we are targeting to occur in the second quarter), we intend to begin marketing those hotels immediately.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Capital Expenditures
During the quarter, we invested $29.1 million in capital expenditures at our operating hotels, including approximately $11.0 million for redevelopment projects and repositioning our Wyndham hotels.
During 2014, we will invest approximately $60 million in capital improvements and renovations, concentrated at seven hotels, as part of our long-term capital plan. In addition, we are investing approximately $25 million to complete the repositioning of our Wyndham portfolio. Please see page 12 of this release for more detail on renovations.
Knickerbocker
We have invested $85.6 million (excluding initial acquisition costs and capitalized interest) through March 31, 2014 to redevelop the 4+ star Knickerbocker Hotel. Our total expected project cost remains $240 million (net of historic tax credits), and we expect the hotel to open in early fall.
The hotel’s executive team is in place and fully engaged to ensure a successful and strong opening. In early 2014, we finalized an agreement with Charlie Palmer, one of the nation’s most recognized master chefs, to manage the food and beverage operations. In addition, the Knickerbocker will be a member of Leading Hotels of the World, the largest collection of luxury hotels.
Our Knickerbocker Hotel joint venture raised $45 million by selling 3.5% preferred equity through the EB-5 immigrant investor program. The venture received $41.5 million in proceeds during the first quarter of 2014, and the remaining $3.5 million will be received as investors’ visas are approved by the government. We used our 95% share of the proceeds to repay borrowings under our line of credit.
Balance Sheet
As of March 31, 2014, we had $1.6 billion of consolidated debt bearing a 6.3% weighted-average interest rate and a six-year weighted-average maturity. We had $73.5 million of cash and cash equivalents and $67.0 million of restricted cash, of which $51.9 million secured our Knickerbocker construction loan.
During the quarter, we repaid two loans (each secured by a different hotel) maturing in 2014 totaling $28 million. We will use the proceeds from future asset sales to repay additional debt.
Common Dividend
During the first quarter, we declared a $0.02 per share common stock dividend, which was paid in April. Future quarterly dividends will be based on funds available for distribution (“FAD”), reinvestment opportunities within our portfolio and taxable income, among other things.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Outlook
Our 2014 outlook reflects continued strong fundamentals for the lodging industry. Our expected RevPAR growth reflects a premium to the industry because of both our high-quality diverse portfolio and continued strong growth at our acquired and recently redeveloped hotels. We have also increased our RevPAR and EBITDA outlook primarily to reflect better than expected first quarter results. Our outlook reflects selling all remaining 19 non-strategic hotels. Both the low and high end of our guidance assumes the sale of the five hotels currently under contract (four in the second quarter and one in the third quarter). The low end of our outlook assumes that the remaining 14 hotels are sold in the third quarter. The high end of our outlook assumes two hotels are sold in the third quarter, and the 12 remaining hotels are sold during the fourth quarter. Our outlook assumes EBITDA for the Wyndham hotels equates to the amount of Wyndham’s annual NOI guaranty.
During 2014, we expect:

•	RevPAR for comparable hotels (49 hotels) will increase 6.5% to 7.5% and RevPAR for Same-store hotels (57 hotels) will increase 7.75% to 8.75%;

•	Adjusted EBITDA will be in the range of $206.0 million to $217.0 million;

•	Adjusted FFO per share will be $0.53 to $0.59;

•	Net loss attributable to FelCor will be $30.0 million to $26.5 million; and

•	Interest expense, including our pro rata share from joint ventures, will be $94.0 million to $97.5 million.

The following table reconciles our 2014 Adjusted EBITDA to Same-store Adjusted EBITDA outlook (in millions):

	Low	High
Previous Adjusted EBITDA	$202.0	$217.0
Operations	4.0	3.0
Updated timing of asset sales(a)	—	(3.0)
Current Adjusted EBITDA	$206.0	$217.0
Hotel dispositions(b)	(22.0)	(29.0)
Core Adjusted EBITDA (40 hotels)	$184.0	$188.0

(a)
The decrease in the high end reflects the lost EBITDA that would be recognized with respect to four hotels that we previously assumed would sell in the third quarter and we now assume will be sold during the second quarter.

(b)	EBITDA that is forecasted to be generated by 21 hotels that we assume will be sold from January 1, 2014 through the dates of sale.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our first quarter earnings Conference Call on Thursday, May 1, 2014 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months ended March 31, 2014.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Hotel operating revenue:
Room	$169,829	$160,507
Food and beverage	39,785	36,943
Other operating departments	11,408	11,088
Other revenue	327	399
Total revenues	221,349	208,937
Expenses:
Hotel departmental expenses:
Room	46,733	44,870
Food and beverage	31,187	30,246
Other operating departments	5,603	5,289
Other property-related costs	61,578	59,428
Management and franchise fees	9,013	9,163
Taxes, insurance and lease expense	23,633	22,164
Corporate expenses	7,825	7,832
Depreciation and amortization	29,601	29,755
Conversion expenses	—	628
Other expenses	2,014	821
Total operating expenses	217,187	210,196
Operating income (loss)	4,162	(1,259)
Interest expense, net	(25,227)	(26,285)
Debt extinguishment	(6)	—
Loss before equity in income from unconsolidated entities	(21,071)	(27,544)
Equity in income from unconsolidated entities	643	89
Loss from continuing operations	(20,428)	(27,455)
Income from discontinued operations	135	850
Loss before gain on sale of property	(20,293)	(26,605)
Gain on sale of property, net	5,457	—
Net loss	(14,836)	(26,605)
Net loss attributable to noncontrolling interests in other partnerships	78	240
Net loss attributable to redeemable noncontrolling interests in FelCor LP	121	180
Preferred distributions - consolidated joint venture	(181)	—
Net loss attributable to FelCor	(14,818)	(26,185)
Preferred dividends	(9,678)	(9,678)
Net loss attributable to FelCor common stockholders	$(24,496)	$(35,863)
Basic and diluted per common share data:
Loss from continuing operations	$(0.20)	$(0.30)
Net loss	$(0.20)	$(0.29)
Basic and diluted weighted average common shares outstanding	124,146	123,814

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2014	2013
Assets
Investment in hotels, net of accumulated depreciation of $915,561 and $929,801 at March 31, 2014 and December 31, 2013, respectively	$1,611,247	$1,653,267
Hotel development	236,729	216,747
Investment in unconsolidated entities	44,634	46,943
Hotel held for sale	19,137	16,319
Cash and cash equivalents	73,526	45,645
Restricted cash	67,047	77,227
Accounts receivable, net of allowance for doubtful accounts of $179 and $262 at March 31, 2014 and December 31, 2013, respectively	34,486	35,747
Deferred expenses, net of accumulated amortization of $21,360 and $20,362 at March 31, 2014 and December 31, 2013, respectively	27,635	29,325
Other assets	22,828	23,060
Total assets	$2,137,269	$2,144,280
Liabilities and Equity
Debt, net of discount of $3,190 and $4,714 at March 31, 2014 and December 31, 2013, respectively	$1,640,628	$1,663,226
Distributions payable	11,195	11,047
Accrued expenses and other liabilities	152,103	150,738
Total liabilities	1,803,926	1,825,011
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 618 units issued and outstanding at March 31, 2014 and December 31, 2013	5,583	5,039
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,004 and $322,011, issued and outstanding at March 31, 2014 and December 31, 2013, respectively	309,354	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at March 31, 2014 and December 31, 2013	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,186 and 124,051 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,242	1,240
Additional paid-in capital	2,354,613	2,354,328
Accumulated other comprehensive income	24,320	24,937
Accumulated deficit	(2,596,294)	(2,568,350)
Total FelCor stockholders’ equity	262,647	290,929
Noncontrolling interests in other partnerships	24,204	23,301
Preferred equity in consolidated joint venture, liquidation value of $41,464	40,909	—
Total equity	327,760	314,230
Total liabilities and equity	$2,137,269	$2,144,280

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	March 31, 2014	December 31, 2013
Line of credit	9	LIBOR + 3.375	June 2016(a)	$93,000	$88,000
Hotel mortgage debt
Mortgage debt(b)	3	6.58	July - August 2014	34,821	35,133
Mortgage debt	1	5.81	July 2016	9,772	9,904
Mortgage debt(b)	4	4.95	October 2022	125,871	126,220
Mortgage debt	1	4.94	October 2022	31,589	31,714
Senior notes
Senior secured notes	11	10.00	October 2014	230,714	229,190
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Knickerbocker loan(c)
Construction tranche	—	LIBOR + 4.00	May 2016	12,994	—
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	51,867	64,861
Retired debt	—	—	—	—	28,204
Total	44			$1,640,628	$1,663,226

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(c)
In November 2012, we obtained an $85.0 million construction loan to finance the redevelopment of the Knickerbocker Hotel. This loan can be extended for one year subject to satisfying certain conditions. In January 2014, we drew $13.0 million of the cash collateral to fund construction costs, leaving $51.9 million of cash collateral to be drawn before drawing on the remaining $20.1 million available under the construction loan.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	March 31, 2014
Debt	Balance	Encumbered Hotels
Line of credit	$93
Charleston Mills House - WYN, Charlotte SouthPark - DT, Dana Point - DT, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

CMBS debt(a)	$35	Austin - DTGS, BWI Airport - ES and Orlando Airport - HI
CMBS debt	$10	Indianapolis North - ES
CMBS debt(a)	$126	Birmingham - ES, Ft. Lauderdale - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$32	Deerfield Beach - ES
Senior secured notes (10.00%)	$231
Atlanta Airport - SH, Boston Beacon Hill - WYN, Myrtle Beach Resort - ES, Nashville Opryland - Airport - HI, New Orleans French Quarter - WYN, Orlando Walt Disney World® - DT, San Diego Bayside - WYN, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Capital Expenditures
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
Improvements and additions to majority-owned hotels	$28,617	$23,342
Partners’ pro rata share of additions to consolidated joint venture hotels	(93)	(158)
Pro rata share of additions to unconsolidated hotels	623	337
Total additions to hotels(a)	$29,147	$23,521

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2014

	Primary Areas	Start Date	End Date
Burlington - SH	guestrooms, exterior	Nov-2013	May-2014
San Francisco Fisherman’s Wharf - HI	guestrooms, public areas, F&B	Nov-2013	Mar-2014
San Diego - WYN(a)	guestrooms, public areas	Nov-2013	May-2014
San Francisco Waterfront-ES(b)	guestrooms, F&B	Dec-2013	Jul-2014
LAX- ES(c)	public areas, F&B	Feb-2014	May-2014
New Orleans - WYN(a)	guestrooms, public areas	May-2014	Oct-2014
Dallas Love Field - ES	guestrooms, F&B	Jun-2014	Sep-2014
Nashville - HI	public areas, F&B	Jul-2014	Oct-2014
Ft. Lauderdale - ES(d)	guestrooms	Aug-2014	Dec-2014

(a)	Repositioning from Holiday Inn to Wyndham.

(b)	Public areas renovation completed in May 2013.

(c)	Guestrooms renovation completed in February 2013.

(d)	Public areas renovation completed in November 2013.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Supplemental Financial Data
(in thousands, except per share data)

	March 31,	December 31,
Total Enterprise Value	2014	2013
Common shares outstanding	124,186	124,051
Units outstanding	618	618
Combined shares and units outstanding	124,804	124,669
Common stock price	$9.04	$8.16
Market capitalization	$1,128,228	$1,017,299
Series A preferred stock(a)	309,354	309,362
Series C preferred stock(a)	169,412	169,412
Preferred equity - Knickerbocker joint venture, net(b)	38,864	—
Consolidated debt(b)	1,640,628	1,663,226
Noncontrolling interests of consolidated debt	(2,694)	(2,719)
Pro rata share of unconsolidated debt	73,460	73,179
Hotel development	(236,729)	(216,747)
Cash, cash equivalents and restricted cash(c)	(140,573)	(122,872)
Total enterprise value (TEV)	$2,979,950	$2,890,140

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	Restricted cash includes $51.9 million of cash fully securing $51.9 million of outstanding debt assumed when we purchased the Knickerbocker Hotel.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2013 Hotel Operating Revenue (in thousands)	2013 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$255,744	$81,062
Wyndham and Wyndham Grand(b)	8	2,528	103,931	35,046
Renaissance and Marriott	3	1,321	119,838	21,341
DoubleTree by Hilton and Hilton	3	802	41,106	12,621
Sheraton and Westin	2	673	37,996	10,174
Fairmont	1	383	49,104	7,845
Holiday Inn	2	968	46,403	6,406
Morgans and Royalton	2	285	34,340	3,514
Core hotels	39	11,942	688,462	178,009
Non-strategic hotels(c)	18	5,046	184,125	45,611
Same-store hotels	57	16,988	$872,587	$223,620

Market
San Francisco area	5	1,903	$124,825	$31,587
Boston	3	916	76,510	17,794
South Florida	3	923	50,011	14,305
Los Angeles area	2	481	23,760	10,451
Myrtle Beach	2	640	37,955	10,120
Tampa	1	361	46,423	7,435
New York area	3	546	48,045	6,761
Philadelphia	2	728	34,271	7,567
Austin	1	188	13,126	5,680
Atlanta	1	316	14,016	5,491
Other markets	16	4,940	219,520	60,818
Core hotels	39	11,942	688,462	178,009
Non-strategic hotels(c)	18	5,046	184,125	45,611
Same-store hotels	57	16,988	$872,587	$223,620

Location
Urban	17	5,310	$323,304	$81,351
Resort	9	2,733	185,264	41,294
Airport	8	2,621	122,734	37,364
Suburban	5	1,278	57,160	18,000
Core hotels	39	11,942	688,462	178,009
Non-strategic hotels(c)	18	5,046	184,125	45,611
Same-store hotels	57	16,988	$872,587	$223,620

(a)	Hotel EBITDA is more fully described on page 24.

(b)	These hotels were converted to Wyndham on March 1, 2013.

(c)	Excludes hotel held for sale as of March 31, 2014.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

The following tables set forth occupancy, ADR and RevPAR for the three months ended March 31, 2014 and 2013, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended
	March 31,
	2014	2013	%Variance
Embassy Suites Hotels	76.8	74.1	3.7
Renaissance and Marriott	75.6	74.8	1.1
DoubleTree by Hilton and Hilton	64.4	59.8	7.8
Sheraton and Westin	56.4	58.2	(3.0)
Fairmont	58.6	60.3	(2.9)
Holiday Inn	64.5	68.4	(5.7)
Morgans and Royalton	79.4	81.0	(2.0)
Comparable core hotels (31)	72.2	70.9	1.8
Non-strategic hotels (18)(a)	71.3	69.7	2.3
Comparable hotels (49)	71.9	70.5	2.0
Wyndham and Wyndham Grand(b)	62.9	63.6	(1.0)
Same-store hotels (57)	70.5	69.5	1.6
	ADR ($)
	Three Months Ended
	March 31,
	2014	2013	%Variance
Embassy Suites Hotels	166.71	157.30	6.0
Renaissance and Marriott	236.72	221.01	7.1
DoubleTree by Hilton and Hilton	156.22	155.48	0.5
Sheraton and Westin	127.91	125.38	2.0
Fairmont	238.07	221.26	7.6
Holiday Inn	131.81	112.44	17.2
Morgans and Royalton	258.62	260.05	(0.5)
Comparable core hotels (31)	176.24	166.29	6.0
Non-strategic hotels (18)(a)	117.30	114.77	2.2
Comparable hotels (49)	155.85	148.56	4.9
Wyndham and Wyndham Grand(b)	144.62	139.38	3.8
Same-store hotels (57)	154.36	147.30	4.8
	RevPAR ($)
	Three Months Ended
	March 31,
	2014	2013	%Variance
Embassy Suites Hotels	128.06	116.56	9.9
Renaissance and Marriott	178.95	165.32	8.2
DoubleTree by Hilton and Hilton	100.65	92.96	8.3
Sheraton and Westin	72.20	72.93	(1.0)
Fairmont	139.46	133.52	4.4
Holiday Inn	85.01	76.89	10.6
Morgans and Royalton	205.34	210.76	(2.6)
Comparable core hotels (31)	127.25	117.93	7.9
Non-strategic hotels (18)(a)	83.62	80.00	4.5
Comparable hotels (49)	112.02	104.73	7.0
Wyndham and Wyndham Grand(b)	90.99	88.60	2.7
Same-store hotels (57)	108.90	102.31	6.4

(a)    Excludes hotel held for sale as of March 31, 2014.
(b)    These hotels were converted to Wyndham on March 1, 2013.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended
	March 31,
	2014	2013	%Variance
San Francisco area	72.0	74.3	(3.2)
Boston	60.8	63.0	(3.4)
South Florida	91.2	90.8	0.4
Los Angeles area	82.7	76.9	7.5
Myrtle Beach	45.5	37.0	22.9
Tampa	86.1	83.7	2.9
New York area	71.7	73.3	(2.2)
Philadelphia	59.7	53.0	12.7
Austin	78.4	80.3	(2.4)
Atlanta	75.5	72.3	4.5
Other markets	72.5	70.2	3.2
Comparable core hotels (31)	72.2	70.9	1.8
	ADR ($)
	Three Months Ended
	March 31,
	2014	2013	%Variance
San Francisco area	188.07	162.38	15.8
Boston	203.68	190.57	6.9
South Florida	205.26	190.78	7.6
Los Angeles area	137.23	136.12	0.8
Myrtle Beach	108.73	108.94	(0.2)
Tampa	226.08	215.29	5.0
New York area	229.08	218.23	5.0
Philadelphia	148.79	152.21	(2.2)
Austin	232.97	221.78	5.0
Atlanta	146.50	142.77	2.6
Other markets	154.15	149.13	3.4
Comparable core hotels (31)	176.24	166.29	6.0
	RevPAR ($)
	Three Months Ended
	March 31,
	2014	2013	%Variance
San Francisco area	135.42	120.73	12.2
Boston	123.91	120.00	3.3
South Florida	187.18	173.22	8.1
Los Angeles area	113.46	104.71	8.4
Myrtle Beach	49.43	40.30	22.6
Tampa	194.74	180.26	8.0
New York area	164.18	159.99	2.6
Philadelphia	88.84	80.65	10.2
Austin	182.67	178.15	2.5
Atlanta	110.64	103.18	7.2
Other markets	111.72	104.74	6.7
Comparable core hotels (31)	127.25	117.93	7.9

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Comparable core hotels (31)	79.0	78.9	70.4	72.2
Non-strategic hotels (18)(a)	75.8	74.1	67.6	71.3
Comparable hotels (49)	77.9	77.2	69.5	71.9
Wyndham and Wyndham Grand (8)(b)	71.2	68.7	59.1	62.9
Same-store hotels (57)	76.9	75.9	67.9	70.5

	ADR ($)
	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Comparable core hotels (31)	171.23	171.37	170.40	176.24
Non-strategic hotels (18)(a)	115.39	116.22	113.32	117.30
Comparable hotels (49)	152.27	152.89	151.00	155.85
Wyndham and Wyndham Grand (8)(b)	148.81	140.19	149.34	144.62
Same-store hotels (57)	151.80	151.18	150.79	154.36

	RevPAR ($)
	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Comparable core hotels (31)	135.30	135.17	120.03	127.25
Non-strategic hotels (18)(a)	87.45	86.12	76.65	83.62
Comparable hotels (49)	118.60	118.05	104.89	112.02
Wyndham and Wyndham Grand (8)(b)	105.95	96.31	88.30	90.99
Same-store hotels (57)	116.72	114.81	102.45	108.90
(a)    Excludes hotel held for sale as of March 31, 2014.
(b)    These hotels were converted to Wyndham on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended March 31,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(14,836)			$(26,605)
Noncontrolling interests	199			420
Preferred distributions - consolidated joint venture	(181)			—
Preferred dividends	(9,678)			(9,678)
Numerator for basic and diluted loss attributable to common stockholders	(24,496)	124,146	$(0.20)	(35,863)	123,814	$(0.29)
Depreciation and amortization	29,601	—	0.24	29,755	—	0.24
Depreciation, discontinued operations and unconsolidated entities	2,675	—	0.02	4,521	—	0.04
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(5,851)	—	(0.05)	—	—	—
Loss on sale, unconsolidated entities	33	—	—	—	—	—
Noncontrolling interests in FelCor LP	(121)	618	—	(180)	621	—
Conversion of unvested restricted stock	—	858	—	—	—	—
FFO	1,841	125,622	0.01	(1,767)	124,435	(0.01)
Acquisition costs	—	—	—	23	—	—
Debt extinguishment, including discontinued operations	251	—	—	—	—	—
Severance costs	400	—	—	—	—	—
Conversion expenses	—	—	—	628	—	—
Variable stock compensation	564	—	0.01	102	—	—
Pre-opening costs, net of noncontrolling interests	1,053	—	0.01	241	—	—
Adjusted FFO	$4,109	125,622	$0.03	$(773)	124,435	$(0.01)

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
Net loss	$(14,836)	$(26,605)
Depreciation and amortization	29,601	29,755
Depreciation, discontinued operations and unconsolidated entities	2,675	4,521
Interest expense	25,242	26,307
Interest expense, discontinued operations and unconsolidated entities	744	870
Noncontrolling interests in other partnerships	78	240
EBITDA	43,504	35,088
Debt extinguishment, including discontinued operations	251	—
Acquisition costs	—	23
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(5,851)	—
Loss on sale, unconsolidated entities	33	—
Amortization of fixed stock and directors’ compensation	1,122	1,578
Severance costs	400	—
Conversion expenses	—	628
Variable stock compensation	564	102
Pre-opening costs, net of noncontrolling interests	1,053	241
Adjusted EBITDA	41,076	37,660
Adjusted EBITDA from hotels, disposed and held for sale	(1,179)	(3,852)
Same-store Adjusted EBITDA	$39,897	$33,808

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended
	March 31,
	2014	2013
Same-store operating revenue:
Room	$166,486	$157,069
Food and beverage	39,430	36,616
Other operating departments	11,293	10,959
Same-store operating revenue	217,209	204,644
Same-store operating expense:
Room	45,926	44,043
Food and beverage	30,896	29,953
Other operating departments	5,566	5,247
Other property related costs	60,408	58,168
Management and franchise fees	8,865	9,004
Taxes, insurance and lease expense	14,974	14,233
Same-store operating expense	166,635	160,648
Hotel EBITDA	$50,574	$43,996
Hotel EBITDA Margin	23.3%	21.5%

	Three Months Ended
	March 31,
	2014	2013
Hotel EBITDA - Comparable core (31)	$33,413	$28,581
Hotel EBITDA - Non-strategic (18)(a)	11,111	10,323
Hotel EBITDA - Comparable (49)	44,524	38,904
Hotel EBITDA - Wyndham (8)	6,050	5,092
Hotel EBITDA (57)	$50,574	$43,996

Hotel EBITDA Margin - Comparable core (31)	22.9%	21.0%
Hotel EBITDA Margin - Non-strategic (18)(a)	23.8%	23.1%
Hotel EBITDA Margin - Comparable (49)	23.1%	21.5%
Hotel EBITDA Margin - Wyndham (8)	24.6%	21.2%
Hotel EBITDA Margin (57)	23.3%	21.5%

(a)    Excludes hotel held for sale as of March 31, 2014.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income (Loss)
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
Same-store operating revenue	$217,209	$204,644
Other revenue	327	399
Revenue from hotels, disposed and held for sale(a)	3,813	3,894
Total revenue	221,349	208,937
Same-store operating expense	166,635	160,648
Consolidated hotel lease expense(b)	10,391	9,558
Unconsolidated taxes, insurance and lease expense	(1,965)	(1,898)
Corporate expenses	7,825	7,832
Depreciation and amortization	29,601	29,755
Conversion expenses	—	628
Expenses from hotels, disposed and held for sale(a)	2,686	2,852
Other expenses	2,014	821
Total operating expense	217,187	210,196
Operating income (loss)	$4,162	$(1,259)

(a)
In March 2014, we sold a 218-room Embassy Suites hotel in Bloomington, Minnesota, for $24 million. In addition, we have agreed to sell the 208-room DoubleTree Suites in Charlotte, North Carolina, for $37 million. The hotel is held for sale on our March 31, 2014 balance sheet, as the purchaser of the Charlotte hotel paid a non-refundable deposit toward the purchase price. The closing is scheduled for May. Under recently issued GAAP accounting guidance, we included the operating performance for these hotels in continuing operations in our Consolidated Statements of Operations for the first quarter 2014 and 2013. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Reconciliation of Forecasted Net Loss attributable to FelCor to Forecasted FFO and EBITDA
(in millions, except per share data)

	Full Year 2014 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(30.0)		$(26.5)
Preferred dividends	(39.0)		(39.0)
Net loss attributable to FelCor common stockholders	(69.0)	$(0.56)	(65.5)	$(0.53)
Gain on sale of hotels, net	(6.0)		(6.0)
Depreciation(c)	139.0		143.0
FFO	$64.0	$0.51	$71.5	$0.57
Pre-opening costs	1.0		1.0
Variable stock compensation	1.0		1.0
Adjusted FFO	$66.0	$0.53	$73.5	$0.59

Net loss attributable to FelCor(b)	$(30.0)		$(26.5)
Depreciation(c)	139.0		143.0
Interest expense(c)	94.0		97.5
Amortization expense	6.0		6.0
Preferred distributions - consolidated joint venture	1.0		1.0
EBITDA	$210.0		$221.0
Gain on sale of hotels, net	(6.0)		(6.0)
Pre-opening costs	1.0		1.0
Variable stock compensation	1.0		1.0
Adjusted EBITDA	$206.0		$217.0

(a)	Weighted average shares are 125.7 million.

(b)	Excludes any gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation. While this amortization is included in corporate expenses and is not separately stated on our statement of operations, excluding this amortization is consistent with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

-more-

FelCor Lodging Trust Incorporated First Quarter 2014 Operating Results
May 1, 2014

Use and Limitations of Non-GAAP Measures
Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

###